EXHIBIT 2.3


                      AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION MADE EFFECTIVE AS OF 14 MAY 1999 (the "Effective Date").

BETWEEN:   JOSEPH SCHLADER ("Mr. Schlader"), of
           3085 Windermere Way, Sparks, Nevada, 89431

           CHERYL SCHLADER ("Ms. Schlader"), of
           3085 Windermere Way, Sparks, Nevada, 89431

           WILLIAM GALINE ("Mr. Galine"), of
           4332 Amberwood Avenue, Reno, Nevada, 89509

           (individually, a "Shareholder" and collectively, the "Shareholders");

AND: PAWNBROKER.COM INC., a corporation incorporated under the laws of the State of Nevada having a place of business at 701 Ryland Avenue, Reno, Nevada, U.S.A., 89502

           ("Pawnbroker");

AND: DIGITAL SIGN CORPORATION, a company incorporated under the laws of the State of Delaware having a place of business at 688 - 6 Ishikawa, Kanagawa, Japan, 252 0815

           (the "Acquiror");

WHEREAS:

A. The authorized share capital of Pawnbroker consists of 25,000 common shares without par value of which only 1,000 common shares (the "Pawnbroker Shares") are issued and outstanding;

B. The Shareholders are the registered and beneficial owners of the Pawnbroker Shares as follows:

          Mr. Schlader               as to             255 Pawnbroker Shares
          Ms. Schlader               as to             255 Pawnbroker Shares
          Mr. Galine                 as to             490 Pawnbroker Shares
                                                     -------------------------
          Total:                                     1,000 Pawnbroker Shares
                                                     =========================

C. The Shareholders have agreed to transfer the Pawnbroker Shares to the Acquiror and the Acquiror has agreed to acquire the Pawnbroker Shares from the Shareholders in exchange for voting common shares of the Acquiror, in a share exchange which is intended to qualify as a "reorganization" within section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes, on the following terms and conditions;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") as follows:

1.   SHARE EXCHANGE

1.1 Subject to the terms and conditions of this Agreement, the Shareholders agree to transfer all of the Pawnbroker Shares to the Acquiror, and the Acquiror agrees to acquire all of the Pawnbroker Shares, in exchange for 4,800,000 voting common shares of the Acquiror (the "Digital Shares") with an aggregate value of US$1,500,000 (at the deemed price of US$0.3125 per Digital Share).

1.2 The Digital Shares shall be issued by the Acquiror to the Shareholders as follows:

          Mr. Schlader               as to           1,224,000 Digital Shares
          Ms. Schlader               as to           1,224,000 Digital Shares
          Mr. Galine                 as to           2,352,000 Digital Shares
                                                     -------------------------
          Total:                                     4,800,000 Digital Shares
                                                     =========================

1.3 The issuance of the Digital Shares has not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency, and the Acquiror is not registered under the United States Securities Exchange Act of 1934 (the "Exchange Act").

1.4 The transactions contemplated under this Agreement shall be completed (the "Completion") at the offices of the Acquiror's solicitors, Messrs. Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed between the parties, at 11:00 o'clock a.m. local time in Vancouver, B.C., or at such other time as may be agreed between the parties, (the "Time of Closing") on 16 June 1999, or on such other date as may be agreed between the parties, (the "Closing Date").

2.   CONDITIONS PRECEDENT

2.1 The Acquiror's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of the Acquiror of each of the following conditions that:

     (a) on or before 16 June 1999, the Acquiror shall have been able to complete the Acquiror's Investigation (defined below) with results to its reasonable satisfaction;

     (b) at the Time of Closing, the solicitors for the Shareholders shall provide an opinion dated as of the Closing Date, substantially in the form of Schedule A to this Agreement (the "Pawnbroker Solicitor Opinion");

     (c) as of the Time of Closing, the Shareholders and Pawnbroker shall have complied with all of their respective covenants and agreements contained in this Agreement;

     (d) as of the Time of Closing, the representations and warranties of the Shareholders and of any one of them contained in this Agreement or contained in any certificates or documents delivered by them or any one of them pursuant to this Agreement shall be





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


          completely true as if such representations and warranties had been made as of the Time of Closing; and

     (e) the Directors and, if required, the shareholders of the Acquiror shall have approved this Agreement and all the transactions of the Acquiror contemplated hereunder.

The conditions set forth above are for the exclusive benefit of the Acquiror and may be waived by the Acquiror in whole or in part at any time at or before the Time of Closing.

2.2 The Shareholder's respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

     (a) on or before 16 June 1999, the Acquiror shall have restructured or otherwise altered its share capital so that the Acquiror's authorized capital is sufficient to permit issuance of the Digital Shares, and so that upon issuance of the Digital Shares the Acquiror's issued share capital will be 12,011,346 common shares (excluding the Acquiror's common shares to be issued in the course of the Financing defined below);

     (b) at the Time of Closing, the solicitors for the Acquiror shall provide an opinion dated as of the Closing Date, substantially in the form of Schedule B to this Agreement (the "Digital Solicitor Opinion");

     (c) as of the Time of Closing, the Acquiror shall have complied with all of its covenants and agreements contained in this Agreement; and

     (d) at the Time of Closing, the representations and warranties of the Acquiror contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Acquiror as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of each of the Shareholders and may be waived by each of them in whole or in part at or before the Time of Closing.

2.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under Applicable Laws. If any such approvals are required but are not obtained by the Closing Date, then this Agreement shall terminate and be of no further force and effect.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 The Shareholders and Pawnbroker jointly and severally covenant and agree with the Acquiror that the Shareholders and Pawnbroker shall:

     (a) from and including the Effective Date through to and including the Time of Closing, permit the Acquiror, through its directors, officers, employees and authorized agents and representatives, at the Acquiror's own cost, full access to Pawnbroker's books, records and property including, without limitation, all of the assets, contracts and minute books of Pawnbroker, so as to permit the Acquiror to make such investigation (the "Acquiror's Investigation") of Pawnbroker as the Acquiror considers advisable;





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


     (b) provide to the Acquiror all such further documents, instruments and materials and do all such acts and things as may be required by the Acquiror to obtain any regulatory approvals that may be required under Applicable Laws;

     (c) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of the Shareholders, Pawnbroker or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement remain true and correct;

     (d) from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of Pawnbroker and, without limiting the generality of the foregoing, carry on the business of Pawnbroker in a reasonable and prudent manner; and

     (e) from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

          (i) was in the public domain at the time of disclosure to a party (the "Recipient");

          (ii)      was  already in the  possession  of the  Recipient  prior to
                    disclosure,   as  demonstrated  by  the  Recipient   through
                    tangible evidence;

          (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

          (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by the Acquiror, the Shareholders and Pawnbroker shall arrange for any director, officer, employee, authorized agent or representative of Pawnbroker to enter into and the Shareholders themselves shall enter into a non-disclosure agreement with the Acquiror in a form acceptable to the Acquiror acting reasonably.

3.2 The Shareholders and Pawnbroker jointly and severally covenant and agree with the Acquiror that, from and including the Effective Date through to and including the Time of Closing, the Shareholders and Pawnbroker shall:

     (a) not do any act or thing that would render any representation or warranty of the Shareholders, Pawnbroker or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement untrue or incorrect; and

     (b) not sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, any of the Pawnbroker Shares or any goodwill, assets, business or undertaking of Pawnbroker, other than a sale of part of the assets of Pawnbroker in the ordinary course of Pawnbroker's business.





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


3.3 The Shareholders and Pawnbroker jointly and severally acknowledge to and agree with the Acquiror that the Acquiror's Investigation shall in no way limit or otherwise adversely affect the rights of the Acquiror as provided for hereunder in respect of the representations and warranties of the Shareholders and Pawnbroker or any of them contained in this Agreement or in any certificates or documents delivered by them or any of them pursuant to this Agreement.

3.4 The Acquiror covenants and agrees with the Shareholders and with Pawnbroker that the Acquiror shall:

     (a) use its reasonable best efforts to obtain any regulatory approvals for this Agreement and the transactions contemplated hereunder required by Applicable Laws on or before the Closing Date;

     (b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of the Acquiror contained in this Agreement or in any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

     (c) from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

          (i) was in the public domain at the time of disclosure to a party (the "Recipient");

          (ii)      was  already in the  possession  of the  Recipient  prior to
                    disclosure,   as  demonstrated  by  the  Recipient   through
                    tangible evidence;

          (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

          (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by the Shareholders or by Pawnbroker, the Acquiror shall arrange for any director, officer, employee, authorized agent or representative of the Acquiror to enter into, and the Acquiror itself shall enter into, a non-disclosure agreement with the Shareholders and Pawnbroker in a form acceptable to the Shareholders and Pawnbroker acting reasonably;

     (d) on Closing, appoint Mr. Schlader as a Director and President of the Acquiror, with responsibilities that will include assisting in the assembly of a new Board of Directors of the Acquiror; and

     (e)  following the Closing Date, the Acquiror will use its reasonable  best
          efforts  to  undertake  a  financing   (the   "Financing")   to  raise
          US$3,000,000 for working capital purposes.


3.5 The Acquiror covenants and agrees with the Shareholders and with Pawnbroker that, from and including the Effective Date through to and including the Time of Closing, the Acquiror shall





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


not do any act or thing that would render any representation or warranty of the Acquiror contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

3.6 At the request of any or all of the Shareholders, the Acquiror covenants to execute and deliver to each Shareholder, for filing, such form of election that may be specified in applicable income tax legislation for election of proceeds of disposition that is equal to or less than the fair market value of the number of Digital Shares issuable to that Shareholder under this Agreement and that is equal to or greater than the cost amount to that Shareholder of the Pawnbroker Shares exchanged by that Shareholder, for the purposes of lawfully reducing the amount of income tax payable in respect of the Shareholder's exchange of Pawnbroker Shares.

4.   REPRESENTATIONS AND WARRANTIES

4.1 In order to induce the Acquiror to enter into this Agreement and complete its transactions contemplated hereunder, the Shareholders and Pawnbroker jointly and severally represent and warrant to the Acquiror that:

     (a) Pawnbroker was and remains duly incorporated and validly existing under the laws of the State of Nevada and Pawnbroker:

          (i) is not subject to the reporting requirements of section 13 or section 15 of the Exchange Act;

          (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

          (iii) is in good standing with respect to the filing of annual reports required under the laws of Nevada;

     (b) the authorized and issued share capital of Pawnbroker is as set forth in paragraphs A and B of the recitals to this Agreement;

     (c) the Pawnbroker Shares are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and non-assessable common shares of Pawnbroker registered in the names of, and legally and beneficially owned by, the Shareholders as set forth in paragraph B of the recitals to this Agreement, free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

     (d) except for the Pawnbroker Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of Pawnbroker as that term is defined in the United States Securities Act of 1933, as amended (the "Securities Act") and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of the Pawnbroker Shares or any interest in them from the Shareholders or any one of them, or to acquire any other shares of Pawnbroker from Pawnbroker;

     (e) the constating documents of Pawnbroker have not been altered since the incorporation of Pawnbroker;





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


     (f) all of the material transactions of Pawnbroker have been promptly and properly recorded or filed in or with the books or records of Pawnbroker and the minute books of Pawnbroker contain all records of the meetings and proceedings of Pawnbroker's shareholders and directors since its incorporation;

     (g) Pawnbroker holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (h) Pawnbroker is the registered and beneficial owner of all of the properties and assets used by Pawnbroker and which are necessary or useful in the conduct of its business (collectively the "Assets"), including without limitation the domain names "Pawnbroker.com" and "Pawnbrokers.com" (the "Domain Names") and the other assets listed on Schedule C to this Agreement;

     (i) Pawnbroker has the corporate power to own the Assets and to carry on the business carried on by it, and Pawnbroker is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (j) Pawnbroker has good and marketable exclusive title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule C to this Agreement, and in particular:

          (i) Pawnbroker is the sole and exclusive legal and beneficial owner of the Domain Names, free and clear of all encumbrances whatsoever, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Domain Names;

          (ii) Pawnbroker is the registered owner of the Domain Names, and all fees or other costs associated with maintaining the registration of the Domain Names have been paid as of 1 January 1999 and the registration of the Domain Names is in good standing with Network Solutions, Inc.; and

          (iii) no other person has been granted any interest in or right to use all or any portion of the Domain Names;

     (k) no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of the Assets by Pawnbroker or by any party through whom Pawnbroker acquired title and, to the knowledge of the Shareholders and Pawnbroker, the use of the Domain Names by Pawnbroker does not infringe upon or induce or contribute to the infringement of any intellectual property rights, domestic or foreign, of any other person;

     (l) each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use;

     (m) all of the bank accounts and safety deposit boxes of Pawnbroker are listed on Schedule C to this Agreement;





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


     (n) the books and records of Pawnbroker (collectively the "Pawnbroker Records"), full access to which has been provided by Pawnbroker to the Acquiror, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Pawnbroker for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (o) the Pawnbroker Records disclose all material financial transactions of Pawnbroker since Pawnbroker's incorporation on 22 April 1999 and such transactions have been fairly and accurately recorded;

     (p)  except as disclosed in the Pawnbroker Records:

          (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Pawnbroker have been made, declared or authorized;

          (ii) Pawnbroker is not indebted to the Shareholders or any one of them;

          (iii) none of the Shareholders or any other officer, director or employee of Pawnbroker is indebted or under obligation to Pawnbroker on any account whatsoever; and

          (iv) Pawnbroker has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

     (q)  the  total  debt  of  Pawnbroker  to all  creditors  does  not  exceed
          US$275,000, and there are no material liabilities of Pawnbroker, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Pawnbroker Records;

     (r) any accounts receivable of Pawnbroker shown in the Pawnbroker Records are bona fide, good and collectible without setoff or counterclaim;

     (s)  since Pawnbroker's incorporation:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Pawnbroker or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of Pawnbroker or the right or capacity of Pawnbroker to carry on its business;

          (ii) Pawnbroker has not waived or surrendered any right of any kind whatsoever of material value;

          (iii) except as permitted under this Agreement, Pawnbroker has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

          (iv) the business of Pawnbroker has been carried on in the ordinary course; and





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



          (v) no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Pawnbroker;

     (t) the directors, officers, key employees and independent contractors and consultants of Pawnbroker and all of their compensation arrangements with Pawnbroker, whether as directors, officers or employees of, or as independent contractors or consultants to, Pawnbroker, are as listed on Schedule D to this Agreement;

     (u) no payments of any kind whatsoever have been made or authorized by Pawnbroker to or on behalf of the Shareholders or any one of them or to or on behalf of any of the directors, officers, key employees, independent contractors or consultants of Pawnbroker except in accordance with those compensation arrangements specified on Schedule D to this Agreement or except as contemplated by this Agreement;

     (v) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Pawnbroker other than those specified on Schedule D to this Agreement;

     (w) Pawnbroker is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of Pawnbroker and there is no application pending for certification of a collective bargaining agent in respect of Pawnbroker;

     (x) the contracts and agreements included on Schedule D to this Agreement and those additional contracts and agreements specified on Schedule E to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Pawnbroker;

     (y) except as is noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

     (z) Pawnbroker has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software or any trade secret information included in the Assets, except only in accordance with the terms of the Material Contracts;

     (aa) all tax returns and reports of Pawnbroker required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Pawnbroker have been paid or accrued in the Pawnbroker Records;

     (bb) Pawnbroker has not:

          (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;

          (ii) acquired any property from a person with whom Pawnbroker was not dealing with at arm's length for proceeds greater than the fair market value thereof; or





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          (iii)     disposed of anything  to a person with whom  Pawnbroker  was not dealing with at arm's length for proceeds less than the fair market value thereof;

     (cc) Pawnbroker has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;

     (dd) adequate provision has been made for taxes payable by Pawnbroker for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Pawnbroker;

     (ee) Pawnbroker does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of Pawnbroker, including for aggressive treatment of income or expenses in earlier tax returns filed;

     (ff) there are no amounts outstanding and unpaid for which Pawnbroker has previously claimed a deduction under any applicable tax legislation;

     (gg) Pawnbroker has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which Pawnbroker carries on business;

     (hh) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Shareholders or any one of them or Pawnbroker at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (ii) to the best of their knowledge, Pawnbroker is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (jj) the Shareholders and Pawnbroker have good and sufficient power, authority and capacity to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (kk) the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the Completion will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any of the constating documents of Pawnbroker or any of the terms of any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Pawnbroker, the Shareholders or any one of them is a party or by which any one of them is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any one of them is bound; nor

          (ii) result in the violation of any law or regulation of any kind whatsoever by any of the Shareholders or by Pawnbroker;

     (ll) neither Pawnbroker nor the Shareholders or any one of them has incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (mm) the representations and warranties of the Shareholders and Pawnbroker contained in this Agreement disclose all material facts specifically relating to the transactions involving the Shareholders and Pawnbroker contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement or the value of the Pawnbroker Shares or the Assets.

4.2 Each of the Shareholders covenants, represents and warrants to the Acquiror that:

     (a) he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Digital Shares and he or she is able to bear the economic risk of loss of his or her entire investment;

     (b) the Acquiror has provided to him or her the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and he or she has had access to such information concerning the Acquiror as he or she has considered necessary or appropriate in connection with the investment decision to acquire the Digital Shares;

     (c) he or she is acquiring the Digital Shares for his or her own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Digital Shares in violation of the United States securities laws;

     (d) he or she understands that the Digital Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States or other jurisdiction and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

     (e) he or she satisfies one or more of the categories indicated below (each Shareholder must initial at least one applicable line):

          --- Category 1. An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Digital Shares, with total assets in excess of US$5,000,000;

          --- Category 2. A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000;

          --- Category 3. A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          --- Category 4. A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Digital Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities;

          --- Category 5. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in
          Section 2(a)(48) of that Act;

          --- Category 6. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          --- Category 7. A private business  development  company as defined in
          Section 202(a)(22) of the Investment Advisors Acts of 1940; or

          --- Category 8. An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

     (f) he or she has not purchased the Digital Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (g) if he or she decides to offer, sell or otherwise transfer any of the Digital Shares, he or she will not offer, sell or otherwise transfer any of such Digital Shares directly or indirectly, unless:

          (i)       the sale is to the Acquiror;

          (ii) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

          (iii) the Digital Shares are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and he or she has prior to such sale furnished to the Acquiror an opinion of counsel reasonably satisfactory to the Acquiror;

     (h) the certificates representing the Digital Shares will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

     (i) he or she understands and agrees that there may be material tax consequences to a Shareholder in respect of an acquisition or disposition of the Digital Shares, and that the Acquiror gives no opinion and makes no representation with respect to the tax consequences to the Shareholder under United States, state, local or foreign tax law in respect of the Shareholder's acquisition or disposition of the Digital Shares; and

     (j) he or she consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror in order to implement the restrictions on transfer set forth and described herein.

4.3 The representations and warranties of the Shareholders and Pawnbroker contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the Completion and remain in full force and effect thereafter for the benefit of the Acquiror. \

4.4 In order to induce the Shareholders to enter into this Agreement and complete their respective transactions contemplated hereunder, the Acquiror represents and warrants to the Shareholders that:

     (a) the Acquiror was and remains duly incorporated and validly existing under the laws of the State of Delaware, and the Acquiror is in good standing with respect to the filing of annual reports required under the laws of Delaware;

     (b) as of the Effective Date, the authorized share capital of the Acquiror consists of 20,000,000 preferred shares having a par value of one-one thousandth of a cent (US$0.00001) each, of which none are issued and outstanding, and 50,000,000 common shares having a par value of one-one thousandth of a cent (US$0.00001) each, of which 38,499,000 shares (the "Outstanding Shares") are issued and outstanding;

     (c) prior to the Closing Date, the Acquiror will effect a 5.2:1 rollback of the Outstanding Shares so that on the Closing Date the Acquiror will have 7,211,346 common shares issued and outstanding

     (d) there are no commitments, plans or arrangements of any kind whatsoever to issue shares of the Acquiror, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of the Acquiror, other than as contemplated in respect of the Financing;

     (e) the Digital Shares to be issued on Completion will be, when issued, validly issued as fully paid and non-assessable;

     (f) the Acquiror has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

     (g) the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the Completion will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Acquiror or the terms of any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Acquiror is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which the Acquiror is bound; nor


          (ii) result in the violation of any law or regulation of any kind whatsoever by the Acquiror.

     (h) the Certificate of Incorporation of the Acquiror is that filed on 13 February 1998 with the Secretary of State of Delaware and there are no other documents amending such certificate which have been filed or contemplated except the Certificate of Designation reducing the number of issued and outstanding common shares of the Acquiror to 7,011,346 immediately before the Closing Date;

     (i) all of the material transactions of the Acquiror have been promptly and properly recorded or filed in or with the books or records of the Acquiror and the minute books of the Acquiror contain all records of the meetings and proceedings of the Acquiror's shareholders and directors since its incorporation;

     (j) the Acquiror holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (k) the Acquiror has the corporate power to own the Assets and to carry on the business carried on by it, and the Acquiror is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (l) the Acquiror has not assigned or contracted or promised to assign this Agreement, the Assets or the Domain Names or any of its related intellectual property rights to any third party;

     (m) the books and records of the Acquiror (collectively the "Acquiror Records"), shown to the Shareholders are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Acquiror for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (n) the Acquiror Records disclose all material financial transactions of the Acquiror since the Acquiror's incorporation on 13 February 1998 and such transactions have been fairly and accurately recorded;

     (o)  except as disclosed in the Acquiror Records:

          (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of the Acquiror have been made, declared or authorized;

          (ii)      the Acquiror is not indebted to anyone; and

          (iii) the Acquiror has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

     (p) there are no material liabilities of the Acquiror, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Acquiror Records;

     (q) any accounts receivable of the Acquiror shown in the Acquiror Records are bona fide, good and collectible without setoff or counterclaim;

     (r)  since the Acquiror's incorporation:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of the Acquiror or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Acquiror or the right or capacity of the Acquiror to carry on its business;

          (ii) the Acquiror has not waived or surrendered any right of any kind whatsoever of material value; and

          (iii) except as permitted under this Agreement, the Acquiror has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

     (s) the directors, officers, key employees and independent contractors and consultants of the Acquiror and all of their compensation arrangements with the Acquiror, whether as directors, officers or employees of, or as independent contractors or consultants to, the Acquiror, are as listed on Schedule F to this Agreement;

     (t) there are no material contracts between the Acquiror and third parties except this Agreement;

     (u) all tax returns and reports of the Acquiror required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Acquiror have been paid or accrued in the Acquiror Records;

     (v) the Acquiror has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;

     (w) adequate provision has been made for taxes payable by the Acquiror for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by the Acquiror;

     (x) the Acquiror does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of the Acquiror, including for aggressive treatment of income or expenses in earlier tax returns filed;

     (y) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Acquiror at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (z) to the best of its knowledge, the Acquiror is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (aa) the Acquiror has incurred no liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (bb) the representations and warranties of the Acquiror contained in this Agreement disclose all material facts specifically relating to the transactions involving the Acquiror contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, the Acquiror's ability to perform its obligations under this Agreement.

4.5 The representations and warranties of the Acquiror contained in this Agreement, except for the number of outstanding shares set forth in subparagraph 4.4(b) of this Agreement, shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of the Shareholders.

5.   INDEMNITIES

5.1 Notwithstanding the Completion of the transactions contemplated under this Agreement or the Acquiror's Investigation, the representations, warranties and acknowledgements of the Shareholders, Pawnbroker or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of the Acquiror. If any of the representations, warranties or acknowledgements given by the Shareholders, Pawnbroker or any one of them is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Shareholders, Pawnbroker or any one of them, the Shareholders and Pawnbroker shall jointly and severally indemnify and save harmless the Acquiror from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against the Acquiror by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Acquiror, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Acquiror, directly or indirectly, arising out of any material assessment or reassessment levied upon Pawnbroker for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

5.2 Notwithstanding the Completion of the transactions contemplated under this Agreement, the representations, warranties and acknowledgements of the Acquiror contained in this Agreement or any certificates or documents delivered by the Acquiror pursuant to this Agreement shall survive the

Completion and shall continue in full force and effect thereafter for the benefit of the Shareholders and Pawnbroker. If any of the representations, warranties or acknowledgements given by the Acquiror is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Acquiror, then the Acquiror shall indemnify and save the Shareholders and Pawnbroker harmless from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against the Shareholders or Pawnbroker by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Shareholders or Pawnbroker, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement.

6.   CLOSING

6.1 At the Time of Closing, the Shareholders shall deliver to the solicitors for the Acquiror:

     (a) a certified true copy of the resolutions of the directors of Pawnbroker evidencing that the directors of the Pawnbroker have approved this Agreement and all of the transactions of Pawnbroker contemplated hereunder, specifically referring to:

          (i) the exchange and transfer of the Pawnbroker Shares from the Shareholders to the Acquiror as provided for in this Agreement;

          (ii) the cancellation of the share certificates (the "Old Share Certificates") representing the Pawnbroker Shares held as set forth in paragraph B of the recitals to this Agreement; and

          (iii) the issuance of a new share certificate (the "New Share Certificate") representing the Pawnbroker Shares registered in the name of the Acquiror;

     (b)  the Old Share Certificates;

     (c)  the New Share Certificate;

     (d)  the Pawnbroker Solicitor Opinion;

     (e)  a  certificate  of   confirmation   from  each  of  the   Shareholders
          substantially in the form of Schedule G to this Agreement; and

     (f)  any other materials that are, in the opinion of the solicitors for the
          Acquiror,   reasonably   required   to   complete   the   transactions
          contemplated under this Agreement.

6.2 At the Time of Closing, the Acquiror shall deliver to the solicitors for the Shareholders:

     (a) certified true copies of the resolutions of the directors and, if shareholder approval is required, of the shareholders of the Acquiror, evidencing that the directors and, as applicable, the shareholders, of the Acquiror have approved this Agreement and all of the transactions of the Acquiror contemplated hereunder;

     (b) share certificates representing the Digital Shares registered in the names of the Shareholders as provided for in paragraph 1.2 of this Agreement;

     (c)  the Digital Solicitor Opinion; and

     (d) a certificate of confirmation signed by a director or officer of the Acquiror substantially in the form of Schedule H to this Agreement.

7.       GENERAL

7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand, or if delivered by e-mail or telecopy, then on the date transmission completes.

7.10 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Nevada and the federal laws of the United States of America pertaining thereto.

7.11 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date:


SIGNED, SEALED & DELIVERED              )
by JOSEPH SCHLADER in the presence of:  )
                                        )
/s/ Tracee Carmate                      )
----------------------------------------)    /s/ Joseph Schlader
Signature of Witness                    )   -----------------------------------
                                        )   JOSEPH SCHLADER
Name: Tracee Carmate                    )
Address: 4146 Fancas Dr.                )
         Napa, CA  94558                )
Occupation: Hotel Hospitality           )


SIGNED, SEALED & DELIVERED              )
by CHERYL SCHLADER in the presence of:  )
                                        )
/s/ Tracee Carmate                      )
----------------------------------------)   /s/ Cheryl Schlader
Signature of Witness                    )   -----------------------------------
                                        )   CHERYL SCHLADER
Name: Tracee Carmate                    )
Address: 4146 Fancas Dr.                )
         Napa, CA  94558                )
Occupation: Hotel Hospitality           )


SIGNED, SEALED & DELIVERED              )
by WILLIAM GALINE in the presence of:   )
                                        )
/s/ John Fowler                         )
----------------------------------------)   /s/ William Galine
Signature of Witness                    )   -----------------------------------
                                        )   WILLIAM GALINE
Name: John Fowler                       )
Address: 333 Holcomb Ave.               )
         Reno, NV                       )
Occupation: Attorney                    )

THE CORPORATE SEAL of                   )
PAWNBROKER.COM INC.                     )
was hereunto affixed in the presence    )
of its authorized signatory(ies):       )
                                        )                  c/s
--------------------------------------- )
Name: --------------------------------- )
Title: -------------------------------- )
                                        )
--------------------------------------- )
Name: --------------------------------- )
Title: -------------------------------- )


THE CORPORATE SEAL of                   )
DIGITAL SIGN CORPORATION                )
was hereunto affixed in the presence    )
of its authorized signatory(ies):       )
                                        )                  c/s
/s/ Doug McLeod                         )
--------------------------------------- )
Name: Doug McLeod                       )
Title: President                        )

                                   SCHEDULE A


                          Pawnbroker Solicitor Opinion
                          ----------------------------



         (letterhead of solicitors for the Shareholders and Pawnbroker)






--, 199--


----------------------------
c/o Campney & Murphy
Barristers and Solicitors
P.O. Box 48800
2100-1111 West Georgia Street
Vancouver, B.C.  V7X 1K9

Attention: -----------------

Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the 14 day of May, 1999 between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawnbroker.com, Inc. ("Pawnbroker") and Digital Sign Corporation (the "Acquiror")

We are the solicitors for the Shareholders and for Pawnbroker. We provide this opinion pursuant to subparagraphs 2.1(c) and 6.1(f) of the Agreement. We have also acted as counsel for Pawnbroker and the Shareholders in connection with the negotiation, execution and completion of the Agreement.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

Based on and subject to the foregoing, we are of the opinion that:

1. Pawnbroker is a company duly incorporated and validly existing under the laws of the State of Nevada. Pawnbroker is in good standing with respect to the filing of annual reports with the ----- Registrar of Companies for the State of Nevada.

2. To the best of our knowledge, Pawnbroker has all requisite corporate power and authority to conduct the business now carried on by it, and to own its property and assets as described in the Agreement and Pawnbroker has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Pawnbroker.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Pawnbroker will conflict with or constitute a breach or default under the constating documents of Pawnbroker or any commitment, agreement or other instrument to which Pawnbroker is a party or by which it is bound.

5. To the best of our knowledge, there are no claims, judgement, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against Pawnbroker which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of Pawnbroker or which could result in any material liability to Pawnbroker.

6. The authorized capital of Pawnbroker consists of ----- common shares of which only 1,000 common shares (the "Pawnbroker Shares") are validly authorized, created, allotted, issued and outstanding, and, to the best of our knowledge, are fully paid for and non-assessable, as at the date hereof.

7. All necessary steps and corporate action and proceedings have been taken to effect the valid transfer of the Pawnbroker Shares to the Acquiror as contemplated under the Agreement. The Acquiror is the registered owner of the Pawnbroker Shares on the books and records of Pawnbroker.

The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours truly,

-----------------------------

Per:

-----------------------------

                                   SCHEDULE B


                            Digital Solicitor Opinion
                            -------------------------

                   (letterhead of solicitors for the Acquiror)






-----, 199-


----------------------------
c/o ------------------------
Attorneys at Law
----------------------------

Attention:  Mr. John Fowler

Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the 14 day of May, 1999 between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawnbroker.com, Inc. ("Pawnbroker") and Digital Sign Corporation (the "Acquiror")

We are the solicitors the Acquiror. We provide this opinion pursuant to subparagraphs2.2(b) and 6.2(c) of the Agreement. We have acted as counsel for the Acquiror in connection with the negotiation, execution and completion of the Agreement.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

Based on and subject to the foregoing, we are of the opinion that:

1. The Acquiror is a company duly incorporated and validly existing under the laws of the State of Delaware. The Acquiror is in good standing with respect to the filing of annual reports with the ----- Registrar of Companies for the State of Delaware.

2. The Acquiror has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by the Acquiror.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by the Acquiror will conflict with or constitute a breach of or default under the constating documents of the Acquiror or any commitment, agreement or other instrument to which the Acquiror is a party or by which it is bound.

5. As at the Effective Date of the Agreement, the authorized capital of the Acquiror consisted of common shares without par value of which 38,499,.000 were validly authorized, created, allotted, issued and outstanding, and, to the best of our knowledge, fully paid for and non-assessable.

6. All necessary steps and corporate action and proceedings have been taken to effect the valid issuance of the Digital Shares to the Shareholders as contemplated under the Agreement.

The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours truly,

----------------------------

Per:

----------------------------

                                   SCHEDULE C

                                Pawnbroker Assets
                                -----------------



All rights, title and interest in and to all tangible and intangible property associated with the business (the "Business") carried on at, through or in association with either or both of the internet domain names "Pawnbroker.com" and "Pawnbrokers.com" (the "Domain Names"), and all related internet website development (collectively, the "Website"), including without limitation:

     (i) the contractual right to maintain registration of the Domain Names with Internic (Network Solutions Inc.);

     (ii)      all URL's associated with the Domain Names or the Website;

     (iii) all databases, books and records relating to the Business including, without limitation, all recorded information relating to customers of the Business, and advertisers on and visitors to the Website;

     (iv)      copyright in all graphics and text displayed at the Website;

     (v) copyright in all customized (non-retail) software relating to the Website or used in the Business;

     (vi) all trade-mark and trade name rights that the Shareholder may have anywhere in the world in respect of the Business, the Website or either of the Domain Names;

     (vii) all goodwill associated with the Business, the Website or either of the Domain Names; and

     (viii)    all incidental furniture and fixtures used in the Business.





                             Permitted Encumbrances
                             ----------------------

                                      NIL.

                                   SCHEDULE D


     Pawnbroker Directors, Officers, Employees, Contractors and Consultants
     ----------------------------------------------------------------------



                 Name and Address                          Relationship               Compensation Arrangement
---------------------------------------------------- -------------------------- --------------------------------------
Joseph Schlader, 3085 Windermere Way, Sparks,          Director and President                  None.
Nevada, 89431
---------------------------------------------------- -------------------------- --------------------------------------
Cheryl Schlader, 3085 Windermere Way, Sparks,          Director and Vice                       None.
Nevada, 89431                                          President
---------------------------------------------------- -------------------------- --------------------------------------
William Galine, 4332 Amberwood Avenue, Reno,           Director and Secretary                  None.
Nevada, 89509
---------------------------------------------------- -------------------------- --------------------------------------


                                   SCHEDULE E


                          Pawnbroker Material Contracts
                          -----------------------------


1.       (Computer Equipment Lease)

2.       (Premises Lease); and

3.       (Telephone Lease).

Draft #2: May 12/99: 695325

                                   SCHEDULE F


      Acquiror Directors, Officers, Employees, Contractors and Consultants
      --------------------------------------------------------------------



---------------------------------------------------- -------------------------- --------------------------------------
                 Name and Address                          Relationship               Compensation Arrangement
---------------------------------------------------- -------------------------- --------------------------------------

                 ----------------                        ----------------                   ----------------
---------------------------------------------------- -------------------------- --------------------------------------

                 ----------------                        ----------------                   ----------------
---------------------------------------------------- -------------------------- --------------------------------------
                 ----------------                        ----------------                   ----------------
---------------------------------------------------- -------------------------- --------------------------------------
                 ----------------                        ----------------                   ----------------
---------------------------------------------------- -------------------------- --------------------------------------
                 ----------------                        ----------------                   ----------------
---------------------------------------------------- -------------------------- --------------------------------------


                                   SCHEDULE G


                           Certificate of Confirmation
                           ---------------------------

Pursuant to subparagraph 6.1(e) of the Share Exchange Agreement made effective as of the 14 day of May, 1999 (the "Agreement") between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawbroker.com, Inc. and Digital Sign Corporation (the "Acquiror"), the undersigned Shareholder hereby confirms to the Acquiror that the representations and warranties of the Shareholders contained in the Agreement or contained in any certificates or documents delivered by them or any of them pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement being 11:00 o'clock a.m. local time in Vancouver, B.C. on the 16 day of June, 1999.

Dated at --------, this 16th day of June, 1999.




                                      ------------------------------------------

                                   SCHEDULE H


                           Certificate of Confirmation
                           ---------------------------

Pursuant to subparagraph 6.2(d) of the Share Exchange Agreement made effective as of the 14 day of May, 1999 (the "Agreement") between Joseph Schlader, Cheryl Schlader and William Galine (collectively the "Shareholders"), Pawbroker.com, Inc. and Digital Sign Corporation (the "Acquiror"), the Acquiror confirms to the Shareholders that the representations and warranties of the Acquiror contained in the Agreement or contained in any certificates or documents delivered by it pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, being 11:00 o'clock a.m. local time in Vancouver, B.C. on the 16th day of June, 1999.

Dated at Vancouver, British Columbia, this 16th day of June, 1999.



                                        Digital Sign Corporation

                                        Per:
                                        ---------------------------------
                                        ----------------------, Director